Exhibit 12.1
                                                                    ------------
Beacon Properties, L.P.
Computation of Ratio of Earnings to Fixed Charges
(Dollar amounts in thousands)

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

                                     For the Year   For the Year  For the Period   For the Period   For the Year   For the Year
                                        Ended          Ended      May 26, 1994 to  January 1, 1994     Ended          Ended
                                     December 31,   December 31,    December 31,     to May 25,      December 31,    December 31,
                                        1996            1995           1994             1994            1993           1992
                                  -------------------------------------------------------------------------------------------------
Income from continuing operations     $48,546        $22,191           $6,849           $  505         $(5,751)       $(3,389)
Add
  Portion of rents representative
    of the interest factor                746            223              179               --              --             --
  Mortgage interest expense            36,902         19,210            9,511             6,593         19,477         21,251
  Interest - amortization of
      financing costs                   2,982          2,223            1,413               598          1,239            336
                                  -------------------------------------------------------------------------------------------------
Income before minority interest,
  as adjusted                         $89,176        $43,847          $17,952            $7,696        $14,965        $18,198
                                  =================================================================================================

Fixed charges
  Mortgage interest expense
      Consolidated entities           30,300         15,220            4,970              2,798          7,650          7,203
      Unconsolidated entities          6,602          3,990            4,541              3,795         11,827         14,048
                                  -------------------------------------------------------------------------------------------------
                                      36,902         19,210            9,511              6,593         19,477         21,251
                                  -------------------------------------------------------------------------------------------------
  Interest - amortization of
    financing costs
      Consolidated entities            2,084          1,370              617                373            192            138
      Unconsolidated entities            898            853              796                225          1,047            198
                                  -------------------------------------------------------------------------------------------------
                                       2,982          2,223            1,413                598          1,239            336
                                  -------------------------------------------------------------------------------------------------
  Rents
      Consolidated entities              517            110               56                 --             --             --
      Unconsolidated entities            229            113              123                 --             --             --
                                  -------------------------------------------------------------------------------------------------
                                         746            223              179                 --             --             --
                                  -------------------------------------------------------------------------------------------------
  Fixed charges                      $40,630        $21,656          $11,103              $7,191       $20,715        $21,587
                                  =================================================================================================
Ratio of earnings to fixed
 charges                                2.19           2.02             1.62                1.07          0.72           0.84
                                  =================================================================================================


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